SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 9, 2008
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	001-31400	54-1345899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of Principal executive offices)(ZIP code)

(703) 841-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

Paul Cofoni, Chief Executive Officer of CACI International Inc, experienced significant chest discomfort and was admitted to the hospital on Tuesday, June 3, 2008 for treatment and evaluation. Doctors determined that he was experiencing symptoms which if not treated could have resulted in a heart attack. Late last week, following a series of tests and evaluations, doctors determined that Mr. Cofoni qualified for coronary by-pass surgery which is scheduled to occur during the week of June 9. His medical team expects that he will fully recover and return to work in approximately six weeks. During his convalescence, William M. Fairl, the President of CACI's U.S. operations, will assume, in accordance with the Company's continuity plan, the duties of Acting Chief Executive Officer and President of CACI International Inc. Dr. J. P. London continues to serve as Executive Chairman and Chairman of the Board.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:
/s/ Arnold D. Morse
Arnold D. Morse Senior Vice President, Chief Legal Officer and Secretary